Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

HOME BANCSHARES, INC.

ARTICLE I

STOCK

1.Certificates.  Certificates of stock shall be issued to each holder of fully paid stock in numerical order.  Each certificate shall be signed by the President and attested by the Secretary.  A record of each certificate shall be kept in the Corporation’s records.

2.Form.  The form of the certificate to represent stock ownership in the Corporation shall be fixed, and may be changed from time to time, by the Board of Directors.  Each certificate must state on its face the following information:

a.Name of issuing corporation;

b.A statement that the corporation is organized under Arkansas law;

c.Name of person to whom shares are issued;

d.	Number and class of shares (and designation of series, if any) that the certificate represents; and

e.Statement of par value of such shares.

3.Transfer.  Shares of the Corporation shall be transferred on its books only upon the surrender to the Corporation or its transfer agent or other designated agent of the share certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.  In that event, the surrendered certificates shall be canceled, new certificates issued to the person entitled to them, and the transaction recorded on the books of the Corporation.

4.Lost Certificates.  The Board of Directors shall direct a new certificate to be issued in place of a certificate alleged to have been destroyed or lost if the owner makes an affidavit that it is destroyed or lost, but the Board in its discretion may, as a condition precedent to issuing the new certificate, require the owner to give the Corporation a bond or security acceptable to the Board as indemnity against any claim that may be made against the Corporation on the certificate allegedly destroyed or lost.

5.Restrictions on Transfer.  The officers of the Corporation shall have authority on behalf of the Corporation to enter into any contract between the Corporation and any or all of its shareholders (a) imposing restrictions on the future transfer (whether inter vivos, by inheritance or testamentary gift), hypothecation or other disposition of its shares; (b) granting purchase options to the Corporation or its shareholders; or (c) requiring the Corporation or its shareholders to purchase such shares upon stated contingencies.  In addition, any or all of such restrictions, options or requirements may be imposed on all shares of the Corporation, issued and unissued, upon the resolution of the Board of Directors and the consent of all stockholders as of the date of the Board’s resolution.

6.Book Entry.  Notwithstanding the foregoing provisions regarding share certificates, officers of the Corporation may provide that some or all of any or all classes or series of the Corporation’s common or any preferred shares may be uncertificated shares evidenced by a book-entry system maintained by the registrar of such stock.

ARTICLE II

STOCKHOLDERS

1.Place of Meetings. All meetings of the stockholders shall be held at such place, if any, either within or without the State of Arkansas, as shall be designated by the Board of Directors and stated in the notice of the meeting. The Board of Directors may, in its sole discretion, determine that stockholder meetings shall not be held at any place, but may instead be held solely by means of remote communication, subject to applicable law and any such guidelines and procedures as the Board of Directors may adopt from time to time to facilitate (a) verification of stockholders or proxyholders deemed present and permitted to vote at the meeting, (b) a reasonable opportunity for such stockholders or proxyholders to participate in the meeting and to vote on matters submitted to the stockholders at such meeting, and (c) that a record of any votes cast or other actions taken at the meeting by means of remote communication is maintained by the Corporation.

2.Annual Meeting.  The annual meeting of the stockholders of this Corporation for the election of directors and any other business as may be properly brought before the meeting in accordance with these bylaws shall be held each year on such date and at such time as shall be designated by the Board of Directors.

3.Special Meetings.  Special meetings of the stockholders may be called at any time by the Chairman or the President, by resolution of the Board of Directors, or by the Chairman or the President at the request of not less than ten percent (10%) of the holders of shares entitled to vote on any action to be presented at such meeting if such holders sign, date, and deliver to the Corporation’s Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

4.Notice.  Written notice of stockholders meetings shall be given either personally or by mail, to each stockholder of record at his address, as the same appears on the stock book of the Corporation, not less than ten (10) nor more than sixty (60) days before the meeting is to be held.  If a proposal to increase the authorized capital stock or bonded indebtedness is to be submitted, notice must be given not less than sixty (60) nor more than seventy-five (75) days before the meeting.  In case of special meetings, the notice shall also include a statement of the purpose or purposes for which the meeting is called and no other business may be transacted or considered.  If at any annual meeting there shall be presented a proposal to increase the authorized capital stock or bonded indebtedness, to dissolve, merge or consolidate, or to sell, lease, exchange, or otherwise dispose of all or substantially all of the Corporation’s assets, to amend the Articles of Incorporation or to effect any other fundamental corporate change, then that annual meeting shall be deemed, for the purpose of notice, a special meeting.  Notice of any meeting or service of such notice may be waived in writing before or after the meeting by a stockholder or by the attendance in person or by proxy of any stockholder at such meeting.  No irregularity of notice of any regular or special meeting of the stockholders shall invalidate such meeting or any proceeding thereat.

5.Quorum.  A quorum at any meeting of the stockholders shall consist of a majority in interest in the stock issued and outstanding then entitled to vote, represented in person or by proxy.

6.Proxies.  A stockholder may vote at any meeting of the stockholders by being present in person or by authorizing any other person or persons to vote for such stockholder by a written proxy executed by the stockholder or the stockholder’s attorney-in-fact and delivered to the Secretary of the Corporation or other officer or agent of the Corporation authorized to tabulate votes. Such written proxy, including the execution and delivery thereof, may be in the form of an electronic transmission as permitted by law and these bylaws.

7.Voting.  Directors shall be elected at the annual meeting of stockholders.  No cumulative voting is permitted.  On all matters, the holders of shares of stock then entitled to vote shall be entitled to cast votes equal to the number of shares held. If a quorum is present, action on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the vote of a greater number is required by the Articles of Incorporation or by law for any specific purpose.

8.Informal Action by Shareholders.  Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

9.Advance Notice of Stockholder Nominations and Proposals.

(a)Annual Meetings. At a meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be:

(i)specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof;

(ii)otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof; or

(iii)otherwise properly brought before an annual meeting by a stockholder who is a stockholder of record of the Corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 9.

In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder pursuant to Section 9(a)(iii), the stockholder or stockholders of record intending to propose the business (the “Proposing Stockholder”) must have given timely notice thereof pursuant to this Section 9(a), in writing to the Secretary even if such matter is already the subject of any notice to the stockholders or Public Disclosure from the Board of Directors. To be timely, a Proposing Stockholder’s notice for an annual meeting must be delivered to the Secretary at the principal executive offices of the Corporation: (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days before and not later than 60 days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of stockholders, including in the event that no annual meeting was held in the previous year, not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of:  (1) the 90th day prior to the annual meeting and (2) the close of business on the tenth (10th) day following the first date of Public Disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period). For the purposes of this Section 9, “Public Disclosure” shall mean a disclosure made in a press release reported by a national news service or in a document filed by the Corporation with the Securities and Exchange Commission (“SEC”) pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)Stockholder Nominations. For the nomination of any person or persons for election to the Board of Directors pursuant to Section 9(a)(iii) or Section 9(d), a Proposing Stockholder’s notice to the Secretary shall set forth or include:

(i)the name, age, business address, and residence address of each nominee proposed in such notice;

(ii)the principal occupation or employment of each such nominee;

(iii)the class and number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any);

(iv)such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act;

(v)a written statement and agreement executed by each such nominee acknowledging that such person:

(A)consents to being named in the Company’s proxy statement as a nominee and to serving as a director if elected;

(B)intends to serve as a director for the full term for which such person is standing for election; and

(C)makes the following representations: (1) that the director nominee has read and agrees to adhere to the Corporation’s Corporate Code of Ethics, Insider Trading Policy, and any other of the Corporation’s policies or guidelines applicable to directors; (2) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; and (3) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification that has not been disclosed to the Corporation in connection with such person’s nomination for director or service as a director; and

(vi)as to the Proposing Stockholder:

(A) the name and address of the Proposing Stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is being made,

(B)the class and number of shares of the Corporation which are owned by the Proposing Stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Stockholder’s notice, and a representation that the Proposing Stockholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting within five business days after the record date for such meeting;

(C)a description of any agreement, arrangement, or understanding with respect to such nomination between or among the Proposing Stockholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting;

(D)a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder’s notice by, or on behalf of, the Proposing Stockholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person or any of their affiliates or associates with respect to shares of stock of the Corporation, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting;

(E)a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and

(F)a representation whether the Proposing Stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Any such update or supplement shall be delivered to the Secretary at the Corporation’s principal executive offices no later than five business days after the request by the Corporation for subsequent information has been delivered to the Proposing Stockholder.

(c)Other Stockholder Proposals. For all business other than director nominations, a Proposing Stockholder’s notice to the Secretary shall set forth as to each matter the Proposing Stockholder proposes to bring before the annual meeting:

(i)a brief description of the business desired to be brought before the annual meeting;

(ii)the reasons for conducting such business at the annual meeting;

(iii)the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment);

(iv)any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed;

(v)any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(vi)a description of all agreements, arrangements, or understandings between or among such stockholder, the beneficial owner, if any, on whose behalf the proposal is being made, any of their affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such stockholder, beneficial owner, or any of their affiliates or associates, in such business, including any anticipated benefit therefrom to such stockholder, beneficial owner, or their affiliates or associates; and

(vii)the information required by Section 9(b)(vi) above.

(d)Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been specified in the Corporation’s notice of meeting (or supplement thereto). Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders called by the Board of Directors at which directors are to be elected pursuant to the Corporation’s notice of meeting:

(i)by or at the direction of the Board of Directors or any committee thereof; or

(ii)provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 9(d) is delivered to the Secretary, who is entitled to vote at the meeting, and upon such election and who complies with the notice procedures set forth in this Section 9.

In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if such stockholder delivers a stockholder’s notice that complies with the requirements of Section 9(b) to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of: (x) the 90th day prior to such special meeting; or (y) the tenth (10th) day following the date of the first Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).

(e)Effect of Noncompliance. Only such persons who are nominated in accordance with the procedures set forth in this Section 9 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors, and only such other business shall be conducted at a meeting as shall be brought before the meeting in accordance with the procedures set forth in this Section 9. If any proposed nomination was not made or proposed in compliance with this Section 9, or other business was not made or proposed in compliance with this Section 9, then except as otherwise required by law, the chair of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding anything in these bylaws to the contrary, unless otherwise required by law, if a Proposing Stockholder intending to propose business or make nominations at an annual meeting or propose a nomination at a special meeting pursuant to this Section 9 does not provide the information required under this Section 9 to the Corporation, including the updated information required by Section 9(b)(vi)(B)-(D) within five business days after the record date for such meeting, or the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation.  For purposes of this paragraph (e), to be considered a qualified representative of the Proposing Stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at such annual or special meeting of the stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at such meeting.

(f)Rule 14a-8. This Section 9 shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of the stockholder’s intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

ARTICLE III

DIRECTORS

1.General Powers.  The business and affairs of the Corporation shall be managed by its Board of Directors.

2.Number, Tenure and Qualifications.  The number of directors shall be not less than two (2) nor more than fifteen (15), as determined by the shareholders or the directors subject to A.C.A. § 4-27-803.  Thereafter, the number of directors shall be not less than two (2) nor more than fifteen (15), as determined by the shareholders or the directors subject to

A.C.A.
§ 4-27-803.  The directors shall be elected for a term of one (1) year and until their successors are elected and qualified.  Directors need not be residents of Arkansas nor shareholders of the Corporation.

3.Vacancies.  If a vacancy occurs in the Board of Directors by reason of death or resignation, or if the stockholders fail to fill all the vacancies in the Board of Directors at the annual meeting of stockholders or any meeting for the purpose of electing Directors, the vacancies shall be filled by the affirmative vote of a majority of the remaining members of the Board of Directors.  Any vacancy caused by removal of a director shall be filled by the shareholders and may be filled at the shareholders’ meeting at which the vacancy is created or at a subsequent meeting.

4.Resignations.  A Director may resign at any time by filing his written resignation with the Secretary.

5.Removal.  A Director may be removed at any time, with or without cause, by a special stockholders’ meeting called expressly for that purpose.

6.Meetings.  Meetings of the Board of Directors shall be held on call for any member after giving notice in writing or otherwise to all members at least twenty-four hours thereto.  Notice of any meeting or service of such notice may be waived in writing before or after the meeting by a Director or by attendance at such meeting.  No irregularity of notice of such meeting shall invalidate such meeting or any proceeding thereat.

7.Quorum.  A quorum of any meeting of the Board of Directors shall consist of a majority of the entire membership of the Board.  A majority of such quorum shall decide any question that may come before the meeting.

8.Informal Action.  Unless the Articles of Incorporation or these Bylaws otherwise expressly provide, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if each member of the Board or such committee thereof, as the case may be, signs a written consent describing the action so taken, and the consents are filed with the minutes of the proceedings of the Board or such committee. Such written consent, including the execution and delivery thereof, may be in the form of an electronic transmission as permitted by law and these bylaws.

9.Proxies.  Directors may not vote by proxy.

10.Election of Officers.  Officers of the Corporation shall be elected by the Board of Directors and shall serve at the pleasure of the Board of Directors subject to any contracts of employment entered into by the Corporation.  The Board of Directors, or a committee thereof, shall fix the compensation of all officers of the Corporation.

11.Participation by Telephone Conference or Similar Method.  Any or all directors may participate in and vote at a meeting of the Board of Directors, or any committee thereof, by means of a telephone conference or similar means of communication by which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at a meeting.

12.Electronic Signatures and Filings.  Any document permitted or required to be signed may be signed by electronic signature and filed by electronic transmission with the Secretary of the Corporation, so long as the means of electronic signature permits a reliable determination that the document was created or communicated by or on behalf of the person permitted or required to sign the document and so long as the means of electronic signature meets any requirements established by the Board of Directors.

ARTICLE IV

OFFICERS

1.Numbers.  The officers of the Corporation shall be a Chairman, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, a Treasurer and such other officers as may be elected in accordance with these bylaws.  Any two (2) or more offices may be held by the same person.

2.Term.  Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, until such officer’s earlier death, resignation, or removal, or if the establishment of the office is within the discretion of the Board of Directors, the Board of Directors eliminating the office. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause by the majority vote of the members of the Board of Directors then in office. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving notice of his or her resignation in writing, or by electronic transmission, to the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.Chairman of the Board.  The Board of Directors may at any time appoint from its members a Chairman of the Board, who shall serve in that capacity at the discretion of the Board of Directors. Unless otherwise determined by the Board of Directors, the Chairman of the Board, if any, shall preside at all meetings of the Board of Directors at which he or she is present and may preside at all meetings of the shareholders at which he or she is present. The Chairman of the Board shall be deemed an “Executive Chairman” and shall be an executive officer of the Corporation.  The Chairman of the Board shall have general supervision, direction, and control over the other officers of the Corporation (including without limitation the Chief Executive Officer) and shall have such other duties as may from time to time be assigned to the Chairman of the Board by these bylaws or by the Board of Directors.

4.Chief Executive Officer.  The Chief Executive Officer shall, subject to the provisions of these bylaws and the control of the Board of Directors and the Chairman of the Board, have general supervision, direction, and control over the business of the Corporation and over its officers other than the Chairman. The Chief Executive Officer may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, notes and other evidence of indebtedness, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly excluded from the Chief Executive Officer and delegated to some other officer or agent of the Corporation by these bylaws or the Board of Directors. The Chief Executive Officer shall perform all duties incident to the office of the Chief Executive Officer, and any other duties as may be from time to time assigned to the Chief Executive Officer by the Board of Directors or the Chairman, in each case subject to the control of the Board of Directors and the Chairman. Except as otherwise provided by law or directed by the Board of Directors, the Chief Executive Officer may authorize one or more officers or agents of the Corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead.

5.President.  The President shall report and be responsible to the Chief Executive Officer. The President shall act as a general executive officer of the Corporation and shall have such powers and perform such duties as from time to time may be assigned or delegated to the President by the Board of Directors, the Chairman or the Chief Executive Officer or that are incident to the office of president. The President may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, notes and other evidence of indebtedness, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly excluded from the President and delegated to some other officer or agent of the Corporation by these bylaws, the Board of Directors, the Chairman or the Chief Executive Officer.

6.Chief Financial Officer.  The Chief Financial Officer shall be the principal financial officer of the Corporation. The Chief Financial Officer shall have such powers and perform such duties as may be assigned by the Board of Directors, the Chairman or the Chief Executive Officer. The Chief Financial Officer may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, notes and other evidence of indebtedness, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly excluded from the Chief Financial Officer and delegated to some other officer or agent of the Corporation by these bylaws, the Board of Directors, the Chairman or the Chief Executive Officer.

7.Secretary.  The Secretary shall keep the minutes of all meetings of the Board of Directors, committees of the Board of Directors and the shareholders, in books provided for that purpose; shall see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; may in the name of the Corporation affix the seal of the Corporation to all contracts and attest the affixation of the seal of the Corporation thereto; may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct; shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to the Secretary by the Board of Directors, the

Chairman, the Chief Executive Officer or the President; and shall in general perform all acts incident to the office of Secretary, subject to the control of the Board of Directors, the Chairman, the Chief Executive Officer or the President.

8.Treasurer. The Treasurer shall have custody of the Corporation’s funds and securities, except as otherwise provided by the Board of Directors, and shall keep full and accurate accounts of receipts and disbursements in records belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the President and the directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties as may be prescribed by the Board of Directors, the Chairman or the Chief Executive Officer.

9.Other Officers.  Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

10.Delegation.  In case any officer is absent, or for any other reason that the Board of Directors may deem sufficient, the Chairman, the Chief Executive Officer, the President or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer or to any director.

11.Vacancies.  When a vacancy occurs in one of the executive offices by death, resignation or otherwise, it shall be filled by the Board of Directors.  The officer so selected shall hold office until his or her successor is chosen and qualified.

12.Execution of Written Instruments.  The Board of Directors may authorize any one (1) or more officers or employees to execute contracts in the ordinary course of business on behalf of the Corporation, and such authority may be general or confined to specific instances.

13.Checks and Notes.  Checks, notes, drafts and demands for money shall be signed by any one (1) or more officers or employees who may from time to time be designated by the Board of Directors.

14.Voting Shares in Other Corporations.  In the absence of other arrangements by the Board of Directors, shares of stock issued by any other corporation and owned or controlled by this Corporation may be voted at any shareholders meeting of the other corporation by the Chief Executive Officer or the President of this Corporation or, if such officers are not present at the meeting, by the Chief Financial Officer of this Corporation; and in the event neither the Chief Executive Officer, the President nor the Chief Financial Officer is to be present at a meeting, the shares may be voted by such person as the Chief Executive Officer and the Secretary of the Corporation shall by duly elected proxy designate to represent the Corporation at the meeting.

ARTICLE V

INDEMNITY

1.Directors and Officers Indemnification.  Every person who was or is a party or is threatened to be made a party to, or is involved in, any action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director or officer of another corporation, or as its enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedure specified in the Arkansas Business Corporation Act of 1987 of the State of Arkansas, as amended and as the same may be amended hereafter, against all expenses, liabilities, and losses (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.  Such right of indemnification shall be a contract right that may be enforced in any lawful manner by such person.  Such right of indemnification shall not be exclusive of any other right which such statement, he shall be entitled to his rights of indemnification under any agreement, vote of stockholders, provision of law or otherwise, as well as his rights under this paragraph.  The board of directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have power to indemnify such person.

2.Advancement of Expenses.  Expenses incurred by a director or officer of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he is, or was, a director or officer of the Corporation (or was serving at the Corporation’s request as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by, or on behalf of, such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by relevant provision of the Arkansas Business Corporation Act of 1987 as the same now exists or as it may hereafter be amended.

ARTICLE VI

MISCELLANEOUS

1.Amendment of Bylaws.  Bylaws may be adopted, amended or repealed at any meeting of the Board of Directors by the vote of a majority thereof, unless the Articles of Incorporation provide for the adoption, amendment or repeal by the shareholders, in which event action thereon may be taken at any meeting of the shareholders by vote of a majority of the voting shares outstanding and a majority of the outstanding shares of any other class which may be substantially adversely affected by such action.

2.Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, a state court located within the State of Arkansas (or, if no state court located within the State of Arkansas has jurisdiction, the federal district court for the Eastern District of Arkansas) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation, to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of Arkansas law, including but not limited to the Arkansas Business Corporation Act of 1987, as amended, the Restated Articles of Incorporation (including any amendments thereto containing a certificate of designations for any class or series of preferred stock) or these Bylaws, in each case, as amended from time to time, or (d) any action asserting a claim governed by the internal affairs doctrine, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 2 of Article VI.

CERTIFICATE OF ADOPTION

The foregoing Amended and Restated Bylaws of the Corporation have been duly adopted this 22nd day of January, 2021, by action of the Board of Directors of the Corporation pursuant to the laws of the State of Arkansas.

IN TESTIMONY THEREOF, witness the hand of the undersigned as Secretary of the Corporation on such date.

(SEAL)

_/s/ Donna Townsell________

Donna Townsell, Secretary

APPROVED:

_/s/ John W. Allison   _______

John W. Allison, Chairman